Exhibit 99.1

BARNES 860.583.7070 | info@onebarnes.com onebarnes.com

Barnes Group Shareholders Approve Transaction with Apollo Funds

BRISTOL, Conn.-- January 9, 2025 -- Barnes Group Inc. (NYSE: B) (“Barnes” or “the Company”), a global provider of highly engineered products, differentiated industrial technologies and innovative solutions, today announced that its shareholders voted to approve the Company’s previously announced acquisition by funds managed by affiliates of Apollo Global Management, Inc. (NYSE: APO) (“Apollo”) (the “Apollo Funds”) at the Company’s Special Meeting of Shareholders (the “Special Meeting”). Under the terms of the merger agreement, subject to the completion of the transaction, Barnes stockholders will receive $47.50 per share in cash for every share of Barnes common stock they own immediately prior to the effective time of the merger.

Approximately 99% of the total shares voted at the Special Meeting were voted in favor of the transaction, which represented approximately 80% of the total outstanding shares of Barnes common stock as of December 6, 2024, the record date for the Special Meeting.

“We are pleased with the support of our shareholders for our transaction with Apollo Funds,” said Thomas Hook, CEO of Barnes. “In partnership with Apollo, we look forward to accelerating our transformation strategy, enhancing our capabilities, creating new opportunities for innovation investment, and better meeting the diverse and evolving needs of our customers for aerospace and industrial products, systems and solutions.”

The transaction is expected to close before the end of Q1 2025, subject to customary closing conditions, including receipt of required regulatory approvals.

Barnes will file the final voting results, as certified by an independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

Advisors

Goldman Sachs & Co. LLC and Jefferies LLC are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Barnes. Latham & Watkins LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as legal counsel to Apollo Funds.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, we have based some of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Such factors, risks and uncertainties include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction or extend the anticipated timetable for completion of the proposed transaction; (2) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (3) risks related to disruption of management’s attention from Barnes’ ongoing business operations due to the proposed transaction; (4) the effect of the announcement of the proposed transaction on the ability of Barnes to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (5) the ability of Barnes to meet expectations regarding the timing and completion of the transaction; (6) the impacts resulting from the conflict in Ukraine, the Middle East or any other geopolitical tensions; and (7) the impacts of any pandemics, epidemics or infectious disease outbreaks.

123 Main Street, Bristol, CT 06010-6376

BARNES 860.583.7070 | info@onebarnes.com onebarnes.com
For additional information and detailed discussion of these risks, uncertainties, and other potential factors that could affect our business and performance and cause actual results or outcomes to differ materially from the results, performance or achievements addressed in our forward-looking statements is included in our other filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Barnes assumes no obligation to update its forward-looking statements, which speak as of their respective dates, whether as a result of new information, future events, or otherwise.

About BARNES

Barnes Group Inc. (NYSE: B) leverages world-class manufacturing capabilities and market-leading engineering to develop advanced processes, automation solutions, and applied technologies for industries ranging from aerospace and medical & personal care to mobility and packaging. With a celebrated legacy of pioneering excellence, Barnes delivers exceptional value to customers through advanced manufacturing capabilities and cutting-edge industrial technologies. Barnes Aerospace specializes in the production and servicing of intricate fabricated and precision-machined components for both commercial and military turbine engines, nacelles, and airframes. Barnes Industrial excels in advancing the processing, control, and sustainability of engineered plastics and delivering innovative, custom-tailored solutions for industrial automation and metal forming applications. Established in 1857 and headquartered in Bristol, Connecticut, USA, the Company has manufacturing and support operations around the globe. For more information, visit please visit www.onebarnes.com.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of September 30, 2024, Apollo had approximately $733 billion of assets under management. To learn more, please visit www.apollo.com.

123 Main Street, Bristol, CT 06010-6376

BARNES 860.583.7070 | info@onebarnes.com onebarnes.com
Contacts

Barnes Contact
Media and Investors
William Pitts
Vice President Investor Relations
860-973-2144
wpitts@onebarnes.com

Apollo Contacts
Noah Gunn
Global Head of Investor Relations
Apollo Global Management, Inc.
(212) 822-0540
IR@apollo.com

Joanna Rose
Global Head of Corporate Communications
Apollo Global Management, Inc.
(212) 822-0491
Communications@apollo.com

123 Main Street, Bristol, CT 06010-6376